SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                           December 5, 2006
Date of Report (Date of earliest event reported)

           ASIA PAYMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30013	98-0204780
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

800 5th Avenue, Suite 4100
                         Seattle, Washington 98104
(Address of principal executive offices, including zip code)

                             (206) 447-1379
(Registrant= s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 7.01     REGULATION FD DISCLOSURE

On December 5, 2006, the Company announced that it had signed a business alliance agreement with SMS Biz Sdn. Bhd. ("SMSBIZ") and its shareholders ("SMSBIZ Shareholders"). SMSBIZ is an established provider of prepaid telecommunications services and products in Malaysia. The alliance with SMSBIZ will enable the Company to more rapidly penetrate the Asian prepaid markets.

Today, the Company announced that its wholly-owned subsidiary, Interpay International Resources Ltd. ("Interpay"), signed an agreement with two Mongolian nationals to form a joint-venture payment card company in Mongolia. The JV card company, which will be incorporated as Interpay Card (Mongolia) Co. Ltd. ("Interpay Mongolia"), will receive an initial investment of US$800,000. The Company, through its subsidiary, will own 50% of Interpay Mongolia.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document Description
99.1	Press Release
99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA PAYMENT SYSTEMS, INC.
(Registrant)

Date: December 7, 2006	By:	CHARLIE RODRIGUEZ
Charlie Rodriguez, Secretary and Director